UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 5, 2021

JAMF HOLDING CORP.

(Exact name of registrant as specified in its charter)

Delaware	001-39399	82-3031543
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

100 Washington Ave S, Suite 1100 Minneapolis, MN		55401
(Address of principal executive offices)		(Zip Code)

(612) 605-6625

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

☒  Emerging growth company

☐  If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.001 par value	JAMF	The NASDAQ Stock Market LLC

Item 1.01 Entry into a Material Definitive Agreement.

Agreement and Plan of Merger

On May 5, 2021, Jamf Holding Corp. (“Jamf”) entered into an Agreement and Plan of Merger (the “Merger Agreement”), by and among Jamf, JAMF Software, LLC (the “Buyer”), a Delaware limited liability company and wholly-owned subsidiary of Jamf, White Wolf Merger Sub, Inc., (“Merger Sub”), a Delaware corporation and wholly-owned subsidiary of the Buyer, Wandera, Inc., a Delaware corporation (“Wandera”), and Shareholder Representative Services LLC, a Colorado limited liability company, solely in its capacity as the representative of the equityholders of Wandera, pursuant to which Merger Sub will merge with and into Wandera (the “Merger”), with Wandera surviving the Merger and becoming a wholly-owned subsidiary of the Buyer. Wandera is a leader in zero trust cloud security and access for mobile devices.

Subject to the terms and conditions of the Merger Agreement, upon the consummation of the Merger, the Buyer will acquire all of the equity interests of Wandera for $400.0 million in cash, subject to certain adjustments as set forth in the Merger Agreement (the “Merger Consideration”), provided that $25.0 million of the Merger Consideration will be payable on October 1, 2021 and $25.0 million of the Merger Consideration will be payable on December 15, 2021. Pursuant to the terms of the Merger Agreement, at the effective time of the Merger, (i) each outstanding share of common stock and preferred stock of Wandera, each vested option exerciseable for shares of common stock of Wandera, and each warrant exerciseable for shares of preferred stock of Wandera will be cancelled and converted into the right to receive a portion of the Merger Consideration on the applicable payment dates; and (ii) each unvested Wandera option will be cancelled for no consideration. In addition, Jamf agreed to provide an aggregate of at least $15.0 million of restricted stock units of Jamf to certain Wandera employees who will serve at Jamf following consummation of the Merger.

The Buyer, Merger Sub and Wandera each made customary representations, warranties and covenants in the Merger Agreement, including covenants from Wandera to conduct its business in the ordinary course and not to take certain actions during the period between the signing of the Merger Agreement and the closing of the Merger. Additionally, upon consummation of the Merger, an aggregate of $650,000 of the Merger Consideration will be subject to escrow and holdback arrangements in accordance with the terms and conditions of the Merger Agreement for up to 90 days following the consummation of the Merger to fund potential payment obligations of former equityholders of Wandera with respect to post-closing adjustments to the Merger Consideration. Jamf has obtained representation and warranty insurance to cover, subject to certain limitations, losses resulting from potential breaches of Wandera’s representations and warranties made in the Merger Agreement.

Completion of the Merger is subject to customary closing conditions, including, among other things, the expiration or termination of required waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended. Each party’s obligation to consummate the Merger is also subject to the accuracy of the representations and warranties of the other parties (subject to certain exceptions) and the performance in all material respects of the other parties’ respective covenants under the Merger Agreement.  The Merger Agreement contains certain customary termination rights for the Buyer and Wandera, including the right to terminate if the Merger is not consummated on or before August 3, 2021.

The representations, warranties and covenants contained in the Merger Agreement have been made solely for the benefit of the parties thereto. In addition, such representations, warranties and covenants (1) have been made only for purposes of the Merger Agreement, (2) have been qualified by confidential disclosures made in confidential disclosure schedules delivered in connection with the Merger Agreement, (3) are subject to materiality qualifications contained in the Merger Agreement which may differ from what may be viewed as material by investors, (4) were made only as of the date of the Merger Agreement, the closing date of the Merger or such other date as is specified in the Merger Agreement, and (5) have been included in the Merger Agreement for the purpose of allocating risk between the contracting parties rather than establishing matters as fact. Investors should not rely on the representations, warranties and covenants or any descriptions thereof as characterizations of the actual state of facts or condition of the parties to the Merger Agreement or any of their respective subsidiaries or affiliates. Moreover, information concerning the subject matter of the representations and warranties may change after the date of the Merger Agreement, which subsequent information may or may not be fully reflected in Jamf’s public disclosures.

The foregoing description of the Merger and the Merger Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Merger Agreement. A copy of the Merger Agreement will be filed with Jamf’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2021.

Financing

Jamf currently intends to finance the Merger with a combination of cash and debt financing. On  May 5, 2021, JAMF Holdings, Inc. (the “Borrower”), a subsidiary of Jamf, entered into (i) a commitment letter (the “Commitment Letter”) with JPMorgan Chase Bank, N.A. and the other commitment parties thereto (the “Commitment Parties”), pursuant to which, subject to the terms and conditions set forth therein, the Commitment Parties have committed to provide a 364-day term loan facility in an aggregate principal amount of up to $250.0 million (“Incremental Term Loan Facility”), on substantially the same terms and conditions as the Borrower’s current Credit Agreement, dated as of July 27, 2020, with the lenders party thereto and JPMorgan Chase Bank, N.A., as administrative agent (the “Credit Agreement”) and (ii) an engagement letter (the “Engagement Letter”), pursuant to which the Borrower engaged JPMorgan Chase Bank, N.A. as sole and exclusive lead arranger and bookrunner in connection with an optional alternate term loan facility in an aggregate principal amount of up to $250.0 million (the “Alternate Incremental Term Loan Facility”). The funding of the Incremental Term Loan Facility or Alternate Incremental Term Loan Facility, as applicable, provided for by the Commitment Letter or Engagement Letter, as applicable, is contingent on the satisfaction of customary conditions, including the execution and delivery of definitive documentation with respect to Incremental Term Loan Facility or Alternate Incremental Term Loan Facility, as applicable, in accordance with the terms set forth in the Commitment Letter or the Engagement Letter, as applicable.

Item 7.01 Regulation FD.

On May 11, 2021, Jamf issued a press release in connection with the entry into the Merger Agreement. A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated by reference herein.

The information under this Item 7.01, including the press release attached hereto as Exhibit 99.1, shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing.

Forward-Looking Statements

This Current Report on Form 8-K  contains forward-looking statements within the meaning of the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. The forward-looking statements do not constitute guarantees of future performance. Such forward-looking statements involve known and unknown risks, uncertainties and other factors which may cause actual results to be materially different from any future results expressed or implied by such forward-looking statements. Any statements that refer to expectations or other characterizations of future events or circumstances, such as the ability of Jamf and Wandera to close the announced transaction; the ability of Jamf to realize the potential benefits of the acquisition of Wandera; the possibility that the closing of the transaction may be delayed; other risks related to Jam’s integration of Wandera’s business, team, and technology; risks related to the debt financing of the acquisition consideration; and the other risks described in Jamf’s filings with the Securities and Exchange Commission, including under the caption “Risk Factors” in Jamf’s Annual Report on Form 10-K for the Year Ended December 31, 2021 and subsequent Quarterly Reports on Form 10-Q. You are cautioned not to place undue reliance on these forward-looking statements. Jamf assumes no obligation to update any forward-looking information contained in this Current Report on Form 8-K.

Item 8.01. Other Events.

To the extent required, the information included in Item 7.01 of this Current Report on Form 8-K is incorporated into this Item 8.01.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description of Exhibit

99.1	Press Release dated May 11, 2021
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

JAMF HOLDING CORP.

Date: May 11, 2021	By:	/s/ Jeff Lendino
	Name:	Jeff Lendino
	Title:	Chief Legal Officer